Exhibit 99.1

C&J ENERGY SERVICES, INC. 3990 ROGERDALE RD. HOUSTON, TX 77042

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Special Meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Special Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we  have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. All votes must be received by the day before the Special Meeting

VOTE IN PERSON

If you would like to attend the Special Meeting and vote in person, please review the requirements in the proxy statement. For directions to and a map of the Special Meeting, visit the Investor Relations portion of the company’s website at www.cjenergy.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80462-TBD	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

C&J ENERGY SERVICES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 1A,“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.			For	Against	Abstain

1.	Approval of the Agreement and Plan of Merger, dated as of June 25, 2014, among C&J Energy Services, Inc., Nabors Industries Ltd. and Nabors Red Lion Limited (the “Merger Agreement”).		☐	☐	☐

1A.

Approval of a provision in the Amended and Restated Bye-Laws of Nabors Red Lion Limited that classifies the Red Lion Board of Directors into three separate classes with staggered terms. Approval of this proposal is a condition to the completion of the merger contemplated by the Merger Agreement.

			☐	☐	☐

2.	Approval, on a non-binding, advisory basis, of the compensation payable to C&J Energy Services, Inc.’s named executive officers in connection with the merger contemplated by the Merger Agreement.		☐	☐	☐

3.

Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

			☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business that is properly presented at the Special Meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the the Special Meeting of

Stockholders to be held March 20, 2015.

The Notice and Proxy Statement is available at www.proxyvote.com.

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M80463-TBD

C&J ENERGY SERVICES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
March 20, 2015

Please date, sign and mail this proxy card in

the postage-paid return-addressed envelope provided as soon as possible

The person signing on the reverse by this proxy appoints Joshua Comstock, Randall McMullen and Theodore Moore, and each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all shares of Common Stock of C&J Energy Services, Inc. held of record by the undersigned at the close of business on January 30, 2015 at C&J Energy Services, Inc.’s Special Meeting of Stockholders to be held on March 20, 2015  and at any adjournments or postponements thereof.  The proxies may vote and act upon the matters designated on the reverse side and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in accordance with the instructions on the reverse side. If no instructions are given, this proxy will be voted “FOR” proposal 1, “FOR” proposal 1A,”FOR” proposal 2 and “FOR” proposal 3.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) (Continued, and to be marked, dated and signed, on the other side)